Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: February 26, 2014
From: Jeffrey T. Bowman
Chief Executive Officer             ____________________________________________________________________________________________
Crawford & Company Reports 2013 Fourth Quarter and Annual Results
Issues 2014 Guidance

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2013.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

2013 Full Year Financial Highlights

•	Revenues of $1.163 billion

•	Consolidated operating earnings of $94.9 million

•	Diluted earnings per share of $0.93 for CRDA and $0.90 for CRDB

•	Operating cash flow of $77.8 million

•	Total shareholders' investment increased 46%

Consolidated Results
Full year consolidated revenues before reimbursements totaled $1.163 billion for 2013, compared with $1.177 billion for 2012. Net income attributable to shareholders of Crawford & Company in 2013 was $51.0 million, compared with net income in 2012 of $48.9 million. Full year 2013 diluted earnings per share were $0.93 for CRDA and $0.90 for CRDB, compared with diluted earnings per share of $0.91 for CRDA and $0.87 for CRDB in the prior year.
Fourth quarter 2013 consolidated revenues before reimbursements totaled $284.9 million, compared with $313.0 million in the 2012 fourth quarter. Fourth quarter 2013 net income attributable to shareholders of Crawford & Company was $10.8 million, compared with $14.2 million in the 2012 fourth quarter. Fourth quarter 2013 diluted earnings per share were $0.20 for CRDA and $0.19 for CRDB, compared with diluted earnings per share of $0.26 for CRDA and $0.25 for CRDB, in the prior-year quarter.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Consolidated operating earnings, a non-GAAP financial measure, were $94.9 million in 2013, compared with $110.2 million in 2012. For the 2013 fourth quarter, consolidated operating earnings totaled $20.2 million, compared with $38.9 million in the 2012 fourth quarter.
During the 2012 fourth quarter, the Company recorded $8.5 million in special charges, and for the full year 2012 incurred $11.3 million of such charges. There were no special charges during 2013. Excluding the 2012 special charges, 2012 fourth quarter and full-year net income attributable to shareholders of Crawford & Company would have been $19.5 million and $55.9 million, respectively, and diluted earnings per CRDB share would have been $0.35 and $1.00, respectively.

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of December 31, 2013 totaled $76.0 million compared with $71.2 million at December 31, 2012.

The Company generated $77.8 million of cash from operations during 2013, compared with $92.9 million during 2012. The $15.1 million decrease in cash provided by operations was largely due to higher payments for accounts payable and accrued liabilities during 2013, partially offset by improved accounts receivable performance.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Overall we were pleased with financial performance for the year just ended, reporting growth in net income and diluted earnings per share on flat revenue performance. Our fourth quarter 2013 consolidated operating earnings were down from the prior year, but in line with our expectations heading into the quarter. Our results in last year’s fourth quarter were largely driven by our response to superstorm Sandy and special projects in our Asia Pacific and Legal Settlement Administration operations which, as expected, declined during 2013. During the 2013 fourth quarter and year, Broadspire’s operating performance reflected substantial improvement over prior periods. Despite a global absence of major weather events over the past year, we generated approximately $95 million in consolidated operating earnings and had more balance among our segment operating results, reflecting increasing strength in the Americas and profitable performance in Broadspire.

"The Americas segment grew substantially from 2012 to 2013, as results from our Canadian operations showed marked improvement during the year, and we saw continued growth in our Contractor Connection operations. During the 2013 fourth quarter, the comparison with 2012 claims associated with superstorm Sandy in the northeastern U.S. was unfavorable and resulted in an expected decrease quarter over quarter in the segment.

"Entering the year, we indicated our expectations that our EMEA/AP segment results would show a decline compared to 2012, as we finalized claims arising from the 2011 catastrophic flood losses in Thailand. The claims associated with this special project are now substantially complete, which is reflected in the 2013 fourth quarter's and full year’s lower operating results as well as our outlook for 2014.

"Continued strong results from our Legal Settlement Administration segment during 2013 were supported by activity in the Deepwater Horizon class action settlement, as well as a number of other meaningful class action and bankruptcy matters. As we have indicated, activity levels associated with the Deepwater Horizon special project are expected to continue to decline during 2014 as compared to 2013 levels.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

"In the Broadspire segment, we saw a steady and significant improvement in both revenue and operating profitability during 2013, and we were pleased with the progress made in these operations during the year. We are excited about the building strength of this business and remain focused on delivering continued operating improvement in the coming year."

Mr. Bowman concluded, "In addition to balanced operating performance, we were pleased with the progress made in strengthening our balance sheet by reducing debt and pension obligations through careful working capital management. We continue to foster a supportive corporate culture that is highly results-oriented. Significant progress has been made toward achieving our strategic objectives, but we will continue to innovate and evolve, particularly in the area of technology, moving forward to improve the corporation and enhance our shareholders’ experience."

Segment Results for the Fourth Quarter and Full Year
Americas
Americas revenues before reimbursements were $79.5 million in the fourth quarter of 2013, declining from $93.5 million in the 2012 fourth quarter, primarily due to the impact of claims arising from superstorm Sandy in the fourth quarter of 2012. A strengthened U.S. dollar compared to foreign currencies reduced our Americas revenues in the fourth quarter of 2013 compared with the prior year period by approximately 2%. Operating earnings were $1.2 million in the 2013 fourth quarter, compared with $4.4 million in the 2012 fourth quarter, representing an operating margin of 1% and 5% in the 2013 and 2012 periods, respectively.

For the year, Americas revenues before reimbursements increased 2% to $342.2 million compared with $334.4 million in 2012. During 2013, the U.S. dollar strengthened against foreign currencies in the segment, resulting in a negative exchange rate impact on segment revenues of approximately 2% from 2012 to 2013. Operating earnings increased from $11.9 million in 2012 to $18.5 million in 2013, representing an operating margin of 4% and 5% in 2012 and 2013, respectively.

EMEA/AP
Fourth quarter 2013 revenues before reimbursements for the EMEA/AP segment totaled $91.0 million, compared with $95.2 million in the 2012 fourth quarter. Changes in foreign exchange rates reduced our EMEA/AP revenues in the fourth quarter of 2013 compared with the prior year period by approximately 3%.
EMEA/AP operating earnings were $12.7 million in the 2013 fourth quarter, compared with 2012 fourth quarter operating earnings of $18.2 million. The operating margin decreased from 19% in the 2012 period to 14% in the 2013 fourth quarter.

For the year, revenues before reimbursements from our EMEA/AP segment totaled $350.2 million, compared with $366.7 million in 2012. The strengthening of the U.S. dollar during 2013 resulted in a negative exchange rate impact on revenues of approximately 2% in 2013 compared with 2012. EMEA/AP operating earnings were $32.2 million in 2013, compared with 2012 operating earnings of $48.5 million. The operating margin decreased from 13% in 2012 to 9% in 2013.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Broadspire
Broadspire segment revenues before reimbursements were $65.4 million in the 2013 fourth quarter, increasing 11% compared with $58.8 million in the 2012 fourth quarter. Broadspire recorded operating earnings of $3.8 million in the 2013 fourth quarter, representing an operating margin of 6%, compared with operating earnings of $0.6 million, or 1.0% of revenues, in the 2012 fourth quarter.

For the year, Broadspire segment revenues before reimbursements increased 6% to $252.2 million compared with $239.0 million in 2012. Broadspire recorded operating earnings of $8.2 million for the year, or 3% of revenues, compared with break-even operating results in 2012.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $49.1 million in the 2013 fourth quarter, compared with $65.4 million in the 2012 fourth quarter. Operating earnings were $8.0 million in the 2013 fourth quarter, decreasing from $18.2 million in the 2012 fourth quarter, with the related operating margin decreasing from 28% in the 2012 period to 16% in the 2013 period.

For the year, Legal Settlement Administration revenues before reimbursements were $218.8 million, compared with $236.6 million in 2012. Operating earnings were $46.8 million, compared with $60.3 million in 2012, with the related operating margin decreasing from 25% in 2012 to 21% in 2013. The segment's awarded project backlog approximated $108.2 million at December 31, 2013, compared with $151.9 million at December 31, 2012.

2014 Guidance
Crawford & Company is providing a guidance range for 2014 as follows:

•	Consolidated revenues before reimbursements between $1.10 and $1.13 billion;

•	Consolidated operating earnings between $95.0 and $103.0 million;

•	Consolidated cash provided by operating activities between $60.0 and $70.0 million;

•	Consolidated net income attributable to shareholders of Crawford & Company between $52.0 and $57.0 million;

•	Diluted earnings per share of $0.94 to $1.04 for CRDA; and

•	Diluted earnings per share of $0.90 to $1.00 for CRDB.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
Crawford & Company's management will host a conference call with investors on Wednesday, February 26, 2014 at 3:00 p.m. EST to discuss fourth quarter 2013 results. The call will be recorded and available for replay through March 26, 2014. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 61179190. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Special charges and credits may arise from events (such as expenses related to restructurings, losses on subleases, etc.) that are not allocated to any particular segment since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Year ended
	December 31, 2013	% Margin	December 31, 2012	% Margin	December 31, 2013	% Margin	December 31, 2012	% Margin
Operating Earnings (Loss):
Americas	$1,177	1%	$4,449	5%	$18,532	5%	$11,878	4%
EMEA/AP	12,672	14%	18,214	19%	32,158	9%	48,481	13%
Broadspire	3,770	6%	594	1%	8,245	3%	21	—%
Legal Settlement Administration	8,038	16%	18,170	28%	46,752	21%	60,284	25%
Unallocated corporate and shared costs and credits, net	(5,474)	(2)%	(2,574)	(1)%	(10,829)	(1)%	(10,504)	(1)%
Consolidated Operating Earnings	20,183	7%	38,853	12%	94,858	8%	110,160	9%
Deduct:
Net corporate interest expense	(1,661)	(1)%	(1,822)	(1)%	(6,423)	(1)%	(8,607)	(1)%
Stock option expense	(296)	—%	(86)	—%	(948)	—%	(408)	—%
Amortization expense	(1,602)	(1)%	(1,629)	(1)%	(6,385)	(1)%	(6,373)	(1)%
Special charges	—	—%	(8,538)	(3)%	—	—%	(11,332)	(1)%
Income taxes	(5,545)	(2)%	(12,473)	(4)%	(29,766)	(3)%	(33,686)	(3)%
Net income attributable to non-controlling interests	(253)	—%	(122)	—%	(358)	—%	(866)	—%
Net income attributable to shareholders of Crawford & Company	$10,826	4%	$14,183	5%	$50,978	4%	$48,888	4%

Certain marketing functions that were previously included in each segment are now included in our corporate administrative costs and allocated back to the segments. The results of prior periods have been revised to conform to the current presentation.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and year ended December 31, 2013 is shown on the attached unaudited condensed consolidated financial statements.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest (based on annual revenues) independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims Solutions® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$284,879	$312,981	(9)%
Reimbursements	21,841	22,549	(3)%
Total Revenues	306,720	335,530	(9)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	208,393	221,637	(6)%
Reimbursements	21,841	22,549	(3)%
Total Costs of Services	230,234	244,186	(6)%

Selling, General, and Administrative Expenses	58,230	54,444	7%
Corporate Interest Expense, Net	1,661	1,822	(9)%
Special Charges	—	8,538	nm
Total Costs and Expenses	290,125	308,990	(6)%

Other Income	29	238	(88)%

Income before Income Taxes	16,624	26,778	(38)%
Provision for Income Taxes	5,545	12,473	(56)%

Net Income	11,079	14,305	(23)%

Net Income Attributable to Noncontrolling Interests	253	122	107%

Net Income Attributable to Shareholders of Crawford & Company	$10,826	$14,183	(24)%

Earnings Per Share - Basic:
Class A Common Stock	$0.20	$0.27	(26)%
Class B Common Stock	$0.19	$0.26	(27)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.20	$0.26	(23)%
Class B Common Stock	$0.19	$0.25	(24)%

Cash Dividends Per Share:
Class A Common Stock	$0.05	$0.10	(50)%
Class B Common Stock	$0.04	$0.09	(56)%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$1,163,445	$1,176,717	(1)%
Reimbursements	89,985	89,421	1%
Total Revenues	1,253,430	1,266,138	(1)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	846,442	846,638	—%
Reimbursements	89,985	89,421	1%
Total Costs of Services	936,427	936,059	—%

Selling, General, and Administrative Expenses	232,307	228,411	2%
Corporate Interest Expense, Net	6,423	8,607	(25)%
Special Charges	—	11,332	nm
Total Costs and Expenses	1,175,157	1,184,409	(1)%

Other Income	2,829	1,711	65%

Income Before Income Taxes	81,102	83,440	(3)%
Provision for Income Taxes	29,766	33,686	(12)%

Net Income	51,336	49,754	3%

Net Income Attributable to Noncontrolling Interests	358	866	(59)%

Net Income Attributable to Shareholders of Crawford & Company	$50,978	$48,888	4%

Earnings Per Share - Basic:
Class A Common Stock	$0.95	$0.92	3%
Class B Common Stock	$0.91	$0.88	3%

Earnings Per Share - Diluted:
Class A Common Stock	$0.93	$0.91	2%
Class B Common Stock	$0.90	$0.87	3%

Cash Dividends Per Share:
Class A Common Stock	$0.18	$0.20	(10)%
Class B Common Stock	$0.14	$0.16	(13)%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Three Months Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$79,483	$93,453	(15)%	$90,975	$95,232	(4)%	$65,354	$58,848	11%	$49,067	$65,448	(25)%

Compensation & Benefits	48,740	58,692	(17)%	53,472	53,641	—%	32,384	31,055	4%	21,711	20,840	4%
% of Revenues Before Reimbursements	61%	63%		59%	56%		50%	53%		44%	32%

Expenses Other than Reimbursements, Compensation & Benefits	29,566	30,312	(2)%	24,831	23,377	6%	29,200	27,199	7%	19,318	26,438	(27)%
% of Revenues Before Reimbursements	37%	32%		27%	25%		45%	46%		39%	40%

Total Operating Expenses	78,306	89,004	(12)%	78,303	77,018	2%	61,584	58,254	6%	41,029	47,278	(13)%

Operating Earnings (1)	$1,177	$4,449	(74)%	$12,672	$18,214	(30)%	$3,770	$594	535%	$8,038	$18,170	(56)%
% of Revenues Before Reimbursements	1%	5%		14%	19%		6%	1%		16%	28%

Year Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$342,240	$334,431	2%	$350,164	$366,718	(5)%	$252,242	$238,960	6%	$218,799	$236,608	(8)%

Compensation & Benefits	210,887	212,253	(1)%	222,785	220,828	1%	129,321	129,481	—%	85,787	84,613	1%
% of Revenues Before Reimbursements	62%	63%		64%	60%		51%	54%		39%	36%

Expenses Other than Reimbursements, Compensation & Benefits	112,821	110,300	2%	95,221	97,409	(2)%	114,676	109,458	5%	86,260	91,711	(6)%
% of Revenues Before Reimbursements	33%	33%		27%	27%		45%	46%		39%	39%

Total Operating Expenses	323,708	322,553	—%	318,006	318,237	—%	243,997	238,939	2%	172,047	176,324	(2)%

Operating Earnings (1)	$18,532	$11,878	56%	$32,158	$48,481	(34)%	$8,245	$21	39,162%	$46,752	$60,284	(22)%
% of Revenues Before Reimbursements	5%	4%		9%	13%		3%	—%		21%	25%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, and certain unallocated corporate and shared costs and credits. See pages 4-6 for additional information about segment operating earnings.

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and December 31, 2012
(In Thousands, Except Par Values)

	*	*
	December 31	December 31,
	2013	2012
ASSETS

Current Assets:
Cash and Cash Equivalents	$75,953	$71,157
Accounts Receivable, Net	160,350	164,708
Unbilled Revenues, at Estimated Billable Amounts	105,791	124,881
Income Taxes Currently Receivable	5,150	—
Prepaid Expenses and Other Current Assets	22,437	26,019
Total Current Assets	369,681	386,765

Property and Equipment	155,326	155,359
Less Accumulated Depreciation	(109,643)	(109,312)
Net Property and Equipment	45,683	46,047

Other Assets:
Goodwill	132,777	131,995
Intangible Assets Arising from Business Acquisitions, Net	82,103	89,027
Capitalized Software Costs, Net	72,761	67,299
Deferred Income Tax Assets	61,375	99,288
Other Noncurrent Assets	25,678	26,994
Total Other Assets	374,694	414,603

Total Assets	$790,058	$847,415

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$35,000	$13,275
Accounts Payable	50,941	54,975
Accrued Compensation and Related Costs	98,656	103,552
Self-Insured Risks	13,100	14,120
Income Taxes Payable	3,476	4,357
Deferred Income Taxes	15,063	16,267
Deferred Rent	16,062	16,946
Other Accrued Liabilities	34,270	37,465
Deferred Revenues	49,950	56,379
Current Installments of Long-Term Debt and Capital Leases	875	838
Total Current Liabilities	317,393	318,174

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	101,770	152,293
Deferred Revenues	26,893	26,438
Self-Insured Risks	12,530	13,893
Accrued Pension Liabilities	102,960	168,216
Other Noncurrent Liabilities	20,979	26,602
Total Noncurrent Liabilities	265,132	387,442

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,875	29,335
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	39,285	35,550
Retained Earnings	285,165	246,105
Accumulated Other Comprehensive Loss	(179,210)	(199,481)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	199,805	136,199
Noncontrolling Interests	7,728	5,600
Total Shareholders’ Investment	207,533	141,799

Total Liabilities and Shareholders' Investment	$790,058	$847,415
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2013 and December 31, 2012
Unaudited
(In Thousands)

	2013	2012
Cash Flows From Operating Activities:
Net Income	$51,336	$49,754
Reconciliation of Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	33,903	32,796
Deferred Income Taxes	15,625	19,355
Stock-Based Compensation	3,835	3,660
Loss (Gain) on Disposals of Property and Equipment, Net	273	(136)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	2,102	(4,197)
Unbilled Revenues, Net	16,528	(18,725)
Accrued or Prepaid Income Taxes	(2,160)	(628)
Accounts Payable and Accrued Liabilities	(22,328)	28,853
Deferred Revenues	(5,895)	1,290
Accrued Retirement Costs	(22,086)	(13,047)
Prepaid Expenses and Other Operating Activities	6,711	(6,122)
Net Cash Provided By Operating Activities	77,844	92,853

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(14,037)	(15,375)
Proceeds from Disposals of Property and Equipment	—	47
Capitalization of Computer Software Costs	(16,976)	(17,801)
Payments for Business Acquisitions, Net of Cash Acquired	(2,515)	(674)
Net Cash Used In Investing Activities	(33,528)	(33,803)

Cash Flows From Financing Activities:
Cash Dividends Paid	(8,840)	(9,880)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(1,322)	(1,307)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,884	520
Repurchases of Common Stock	(3,631)	(2,840)
Increases in Short-Term Borrowings and Revolving Credit Agreement	88,460	42,174
Payments on Short-Term Borrowings and Revolving Credit Agreement	(99,461)	(91,412)
Payments on Long-Term Debt and Capital Lease Obligations	(15,823)	(1,583)
Capitalized Loan Costs	(30)	(161)
Dividends Paid to Noncontrolling Interests	(369)	(429)
Net Cash Used In Financing Activities	(39,132)	(64,918)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(388)	(588)
Decrease in Cash and Cash Equivalents	4,796	(6,456)
Cash and Cash Equivalents at Beginning of Year	71,157	77,613
Cash and Cash Equivalents at End of Period	$75,953	$71,157

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
RECONCILATION OF NET INCOME AND EARNINGS PER SHARE (CRDB) TO
NON-GAAP ADJUSTED NET INCOME AND EARNINGS PER SHARE (CRDB)
For the Three Months Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	2013					2012
				Net Income	Diluted				Net Income	Diluted
	Income			Attributable to	Earnings	Income			Attributable to	Earnings
	Before	Tax	Net	Shareholders of	per Share	Before	Tax	Net	Shareholders of	per Share
	Income Taxes	Provision	Income	Crawford & Company	(CRDB)	Income Taxes	Provision	Income	Crawford & Company	(CRDB)
As reported	$16,624	$5,545	$11,079	$10,826	$0.19	$26,778	$12,473	$14,305	$14,183	$0.25
Add:
Special charges and credits	—	—	—	—	—	8,538	3,244	5,294	5,294	0.10
Non-GAAP adjusted	$16,624	$5,545	$11,079	$10,826	$0.19	$35,316	$15,717	$19,599	$19,477	$0.35

For the Year Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	2013					2012
				Net Income	Diluted				Net Income	Diluted
	Income			Attributable to	Earnings	Income			Attributable to	Earnings
	Before	Tax	Net	Shareholders of	per Share	Before	Tax	Net	Shareholders of	per Share
	Income Taxes	Provision	Income	Crawford & Company	(CRDB)	Income Taxes	Provision	Income	Crawford & Company	(CRDB)
As reported	$81,102	$29,766	$51,336	$50,978	$0.90	$83,440	$33,686	$49,754	$48,888	$0.87
Add:
Special charges and credits	—	—	—	—	—	11,332	4,306	7,026	7,026	0.13
Non-GAAP adjusted	$81,102	$29,766	$51,336	$50,978	$0.90	$94,772	$37,992	$56,780	$55,914	$1.00